Exhibit 10.7
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of March 23, 2017, by and between The New Home Company Inc., a Delaware corporation (the “Company”) and Thomas Redwitz (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of January 30, 2014, as amended by that certain Amendment to Employment Agreement, dated February 16, 2017, (as amended, the “Employment Agreement”) which sets forth the terms and conditions of Executive’s employment by the Company; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement to adjust the circumstances under which Executive receives the Severance Payment following a Termination for Good Reason by amending the definition of Good Reason, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Executive hereby amend the Employment Agreement as follows, effective as of March 17, 2017:

1.Sub-section 4(e)(i) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“a material diminution in Executive’s Base Salary below $450,000”

2.As of March 17, 2017, this Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.

3.Except as amended and set forth herein, the Employment Agreement shall continue in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto.

THE NEW HOME COMPANY INC.,
a Delaware corporation

By:    /s/ H. Lawrence Webb
Name:    H. Lawrence Webb
Title:    Chief Executive Officer

“EXECUTIVE”

/s/ Thomas Redwitz
Thomas Redwitz